Exhibit 10.6

PROGENICS PHARMACEUTICALS, INC.
INDEMNIFICATION AGREEMENT

This Indemnification Agreement ("Agreement") is made and entered into as of this 1st day of January, 2007, by and between Progenics Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), and ______________ (the "Indemnitee").

WHEREAS, the Corporation recognizes that competent and experienced persons are increasingly reluctant to serve as directors or officers of publicly-held corporations, unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks arising out of their service to and activities on behalf of such corporation;

WHEREAS, the Corporation, after reasonable investigation, has determined that the liability insurance coverage presently available to the Corporation may be inadequate in certain circumstances to cover all possible exposure for which the Indemnitee should be protected;

WHEREAS, the Board of Directors of the Corporation (the "Board") has determined that the inability to attract and retain such persons is detrimental to the best interests of the Corporation and its stockholders. The Corporation believes that these interests would be best served by a combination of such insurance and the indemnification by the Corporation of the directors and officers of the Corporation;

WHEREAS, the Corporation’s By-laws require the Corporation to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), under which the Corporation is organized. The By-laws further expressly provide that the indemnification provisions set forth therein are not exclusive and that contracts with regard to indemnification may be entered into between the Corporation and its directors and officers;

WHEREAS, Section 145 of the DGCL (“Section 145”) allows the Corporation to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Corporation, as directors, officers, employees, agents or fiduciaries of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;

WHEREAS, the Board has determined that it is reasonable and prudent for the Corporation to obligate itself contractually to indemnify such persons as set forth herein and that such contractual indemnification promotes the best interests of the Corporation and its stockholders;

WHEREAS, the Corporation desires and has requested Indemnitee to serve or continue to serve as a director or officer (or both) of the Corporation, and has requested or may in the future request Indemnitee to serve as a director, officer, employee, agent or fiduciary of another corporation or other enterprise, in any event free from undue concern that he will not be adequately indemnified against unwarranted claims for damages arising out of or related to such services to the Corporation;

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Corporation on the condition that he be indemnified according to the terms of this Agreement; and

WHEREAS, this Agreement is a supplement to and in furtherance of Article XII of the By-laws of the Corporation, any rights granted under the Certificate of Incorporation of the Corporation and any resolutions adopted pursuant thereto and shall neither be deemed to be a substitute therefor nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

Section 1.   Definitions. For purposes of this Agreement:

(a)  "Corporate Status" means the status of a person attained by virtue of being a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

(b)  "Disinterested Director" means a director of the Corporation who is not at the time a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

(c)  "Expenses" means all reasonable attorneys' fees and related disbursements, appeal bonds, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, retainers, other out-of pocket costs and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Corporation or any third party and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defending, investigating, or being or preparing to be a witness in a Proceeding.

(d)  "Independent Legal Counsel" means a law firm or a member of a law firm that is experienced in matters of corporation law and who has not represented the Corporation or related organization, or a director, officer, member of a committee of the board or employee, whose indemnification is in issue. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

(e)  "Proceeding" means the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative.

Section 2.   Services by Indemnitee. Indemnitee agrees to serve, or continue to serve, as a director or officer (or both) of the Corporation, and, at the Corporation’s request, to serve, or continue to serve, as a director, officer, employee, agent or fiduciary of other corporations and enterprises. Indemnitee may at any time and for any reason resign from any such position (subject to any other contractual obligation or any obligation imposed by operation of law).

Section 3.   General Indemnification. The Corporation hereby agrees to indemnify and hold harmless (including, without limitation, by advancement of Expenses) Indemnitee to the fullest extent permitted by, and in the manner permissible under applicable law as it presently exists or may hereafter be amended. In addition to (but not in duplication of) the foregoing right to indemnification, the general right to indemnification set forth in Article XII of the Corporation’s By-laws and any other rights of indemnification to which Indemnitee is entitled under applicable law or otherwise, the Corporation hereby agrees to provide Indemnitee the specific rights to indemnification set forth in Section 4 through Section 10 of this Agreement.

Section 4.   Indemnification for a Proceeding, etc.

(a)  Proceedings Other Than Proceedings by or in the Right of the Corporation. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4(a) if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any threatened, pending or completed Proceeding, other than a Proceeding by or in the right of the Corporation. Pursuant to this Section 4(a), Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful. For purposes of this Agreement, “fines” shall include, without limitation, excise taxes assessed against Indemnitee with respect to an employee benefit plan.

(b)  Proceedings by or in the Right of the Corporation. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4(b) if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any threatened, pending or completed Proceeding brought by or in the right of the Corporation to procure a judgment in its favor. Pursuant to this Section 4(b), Indemnitee shall be indemnified against Expenses actually and reasonably incurred by him or on his behalf in connection with any such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Notwithstanding the foregoing, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in any such Proceeding as to which Indemnitee shall have been finally adjudged to be liable to the Corporation unless and to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine that such indemnification may nevertheless be made by the Corporation.

(c)  Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted by law against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. For purposes of this Agreement and without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

If Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more, but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter.

(d)  Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Sections 4(a) through 4(c), the Corporation shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf if, by reason of his Corporate Status he is, or is threatened to be made, a party to or participant in any Proceeding (including, without limitation, a Proceeding by or in the right of the Corporation). The only limitation that shall exist upon the Corporation’s obligations pursuant to this Agreement shall be that the Corporation shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6, 7 and 8 hereof) to be unlawful under Delaware law.

(e)   Contribution in the Event of Joint Liability.

(i)  Whether or not the indemnification provided in Sections 4(a) through 4(d) hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Corporation shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or Proceeding without requiring Indemnitee to contribute to such payment, and the Corporation hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Corporation shall not enter into any settlement of any action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(ii)  Without diminishing or impairing the obligations of the Corporation set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Corporation shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with him (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with him (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

(iii)  The Corporation hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Corporation who may be jointly liable with Indemnitee.

Section 5.   Advancement of Expenses and Costs. If Indemnitee is made or threatened to be made a party to a Proceeding, Indemnitee is entitled, upon written request to the Corporation, to payment or reimbursement by the Corporation, within twenty (20) days of receipt of the request of all reasonable Expenses, including, without limitation, attorneys’ fees and disbursements, incurred by Indemnitee, whether prior to or after the final disposition of the Proceeding. Such request shall evidence in reasonable detail the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free and shall be accepted without reference to financial ability to make the repayment. Indemnitee’s entitlement to indemnification against such Expenses shall include those incurred in connection with any Proceeding by Indemnity seeking an adjudication pursuant to this Agreement.

Section 6.   Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the law and public policy of the state of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement.

(a)  To obtain indemnification (including, without limitation, the advancement of expenses and contribution by the Corporation) under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b)  Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made by one of the following three methods, which shall be at the election of Indemnitee: (i) by a majority vote of the Disinterested Directors, even though less than a quorum, or (ii) by Independent Legal Counsel in a written opinion to the Board or (iii) by the stockholders of the Corporation.

(c)  If the determination of entitlement to indemnification is to be made by Independent Legal Counsel pursuant to Section 6(b) hereof, the Independent Legal Counsel shall be selected as provided in this Section 6(c). The Independent Legal Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board). Indemnitee or the Corporation, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Legal Counsel so selected does not meet the requirements of “Independent Legal Counsel” as defined in Section 1(d) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Legal Counsel. If a written objection is made and substantiated, the Independent Legal Counsel selected may not serve as Independent Legal Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within thirty (30) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Legal Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Legal Counsel and/or for the appointment as Independent Legal Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Legal Counsel under Section 6(b) hereof. The Corporation shall pay any and all reasonable fees and expenses of Independent Legal Counsel incurred by such Independent Legal Counsel in connection with acting pursuant to Section 6(b) hereof, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Legal Counsel was selected or appointed. The Corporation shall fully indemnify Independent Legal Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(d)  The Corporation acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed (unless there is a preponderance of competent evidence to the contrary) that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding.

(e)  Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Legal Counsel, member of the Board, or stockholder of the Corporation shall act reasonably and in good faith in making a determination under the Agreement of Indemnitee’s entitlement to indemnification. Any costs or Expenses (including, without limitation, attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

Section 7.   Presumptions and Effect of Certain Proceedings.

(a)  In making a determination with respect to entitlement for indemnification hereunder, the persons or entity making such determination shall presume (unless there is clear and convincing evidence to the contrary) that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with this Agreement.

(b)  If the person(s) so empowered to make such determination shall have failed to make the requested determination within sixty (60) days after receipt by the Corporation of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification absent actual and material fraud; provided, however, that such sixty (60) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith require(s) such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 7(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders of the Corporation pursuant to Section 6(b)(iii) of this Agreement and if (A) within fifteen (15) days after receipt by the Corporation of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Legal Counsel pursuant to Section 6(b)(ii) of this Agreement.

(c)  Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Corporation, including, without limitation, financial statements, or on information supplied to Indemnitee by the officers of the Corporation in the course of their duties, or on the advice of legal counsel for the Corporation or on information or records given or reports made to the Corporation by an independent certified public accountant, by a financial advisor or by an appraiser or other expert selected with reasonable care by the Corporation. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Corporation shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 7 are satisfied, it shall in any event be presumed (unless there is clear and convincing evidence to the contrary) that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Neither the failure of the Corporation (including by its directors or Independent Legal Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation (including by its directors or Independent Legal Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(d)  The termination of a Proceeding described in Section 4 hereof by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, (i) establish that Indemnitee does not meet the criteria for entitlement to indemnification set forth in Section 4 hereof or (ii) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein. The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Corporation shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 8.   Remedies of Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses.

(a)  In the event that (i) a determination is made that Indemnitee is not entitled to indemnification hereunder, (ii) advancement of expenses is not timely made pursuant to Section 5 hereof, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 6 hereof within ninety (90) days after receipt by the Corporation of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Corporation of a written request therefor or (v) payment of indemnification is not made within ten (10) days following a determination of entitlement to indemnification pursuant to Section 6 and Section 7 hereof, Indemnitee shall be entitled to adjudicate in an appropriate court of the State of Delaware or any other court of competent jurisdiction, his entitlement to such indemnification or advance. Alternatively, Indemnitee, at his option, may adjudicate any such entitlement in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 8(a). In any such proceeding, the burden of proof shall be on the party opposing indemnification to prove that Indemnitee is not entitled to indemnification.

(b)  In the event that a determination shall have been made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration of the type contemplated by Section 8(a) hereof shall be made de novo, and Indemnitee shall not be prejudiced by reason of a determination (if so made) that he is not entitled to indemnification.

(c)  If a determination is made or deemed to have been made pursuant to the terms of Section 6 or Section 7 hereof that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Corporation further agrees to stipulate in any such court that the Corporation is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

(d)  If as a result of an adjudication of the type contemplated by Section 8(a) hereof the court or arbitrator shall determine that Indemnitee is entitled to any indemnification hereunder, the Corporation shall pay all reasonable Expenses (including attorneys’ fees) and costs actually incurred by Indemnitee in connection with such adjudication (including, without limitation, any appellate proceedings). If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 8, Indemnitee shall not be required to reimburse the Corporation for any advances pursuant to Section 5 hereof until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(e)  The Corporation shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all expenses and, if requested by Indemnitee, shall (within ten (10) days after the Corporation’s receipt of such written request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee (i) to enforce his rights under, or to recover damages for breach of, this Agreement or any other indemnification, advancement or contribution agreement or provision of the Corporation’s Certificate of Incorporation or By-laws now or hereafter in effect or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance, contribution or insurance recovery, as the case may be. Interest shall be paid by the Corporation to Indemnitee at the legal rate under Delaware law for amounts which the Corporation indemnifies or is obliged to indemnify for the period commencing with the date on which Indemnitee requests indemnification (or reimbursement or advancement of any expenses) and ending with the date on which such payment is made to Indemnitee by the Corporation.

Section 9.   Reimbursement for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has served, by reason of his Corporate Status, as a witness in any Proceeding, at a time when such Indemnitee has not been made a party to the Proceeding, the Corporation shall reimburse such Indemnitee for all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 10.   Other Rights of Indemnification and Insurance.

(a)  The indemnification and advancement of expenses (including, without limitation, attorneys’ fees) and costs provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any agreement, provision of the By-laws, or provision of the Certificate of Incorporation, vote of stockholders or Disinterested Directors of the Corporation, provision of law or otherwise. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to any Indemnitee with respect to any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.

(b)  To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees or agents or fiduciaries of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent or fiduciary under such policy or policies. The Corporation hereby covenants and agrees to maintain the directors and officers insurance policy in effect on the date of this Agreement (the “Current D&O Policy”) on terms and subject to conditions at least as favorable to Indemnitee as the terms and conditions that exist as of the date of this Agreement. In the event that, notwithstanding the foregoing, the Current D&O Policy is no longer in full force and effect or is otherwise unavailable, the Corporation shall obtain and maintain a policy or policies of insurance providing liability insurance for Indemnitee on terms and subject to conditions not materially different from, and in no way less favorable to Indemnitee than, the Current D&O Policy; provided that the Corporation shall not be required to pay an aggregate premium for such insurance coverage in excess of 200% of the amount of the premium for the Current D&O Policy on the date of this Agreement, but shall, in such case, purchase as much coverage as possible for such amount.

Section 11.   Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Corporation; or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and or any proceeding commenced by Indemnitee pursuant to Section 8 of this Agreement. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

Section 12.   Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 13.   Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 14.   Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 15.   Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 16.   Notice by Indemnitee. Indemnitee agrees promptly to notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

Section 17.   Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a) If to the Corporation, to:

Progenics Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, NY 10591
Attention: General Counsel

(b) If to Indemnitee, to the address shown on the signature page of this Agreement or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

Section 18.   Successor and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

Section 19.   Employment Rights. Nothing in this Agreement is intended to create in Indemnitee any right to employment or continued employment.

Section 20.   Service of Process and Venue. For purposes of any claims or proceedings to enforce this Agreement, the Corporation consents to the jurisdiction and venue of any federal or state court of competent jurisdiction in the states of Delaware and New York, and waives an agrees not to raise any defense that any such court is an inconvenient forum or any similar claim.

Section 21.   Gender. Use of the masculine pronoun in this Agreement shall be deemed to include use of the feminine pronoun where appropriate.

Section 22.   Supercedes Prior Agreement. This Agreement supercedes any prior indemnification agreement between Indemnitee and the Corporation or its predecessors.

Section 23.   Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

By:  _________________________________
[Name]
[Title]

I, Mark R. Baker, Secretary, certify that the Board of Directors has authorized the Corporation to enter into this Agreement by a resolution unanimously passed at its November 27, 2006 meeting.

                                                                        _________________________________
Mark R. Baker
Secretary

Date: ________________________________